Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,270,964)
Unrealized Gain (Loss) on Market Value of Futures	1,560,030
Dividend Income	130
Interest Income	1,037
ETF Transaction Fees	1,050
Total Income (Loss)	$(3,708,717)

Expenses
General Partner Management Fees	$22,576
Professional Fees	11,780
Brokerage Commissions	3,012
Non-interested Directors' Fees and Expenses	405
Prepaid Insurance Expense	326
Total Expenses	38,099
Expense Waiver	(11,056)
Net Expenses	$27,043
Net Income (Loss)	$(3,735,760)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/14	$37,721,277
Additions (100,000 Shares)	3,404,567
Net Income (Loss)	(3,735,760)

Net Asset Value End of Month	$37,390,084
Net Asset Value Per Share (1,100,000 Shares)	$33.99

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612